EXHIBIT 10.3

AMENDMENT

TO

EMPLOYMENT AGREEMENT DATED

AUGUST 9, 2004

BETWEEN

THE COMMERCIAL & SAVINGS BANK OF MILLERSBURG, OHIO (BANK)

AND

PAULA M. MEILER (EMPLOYEE)

Section 3.1 is Hereby Amended as follows:

Term. Beginning August 9, 2007 Employee shall be employed for a two (2) year term unless sooner terminated in accordance with the provisions of this Agreement. On each anniversary of this Amendment, the employment contract shall automatically be extended for an additional one (1) year term (each a ‘“Renewal Term”) unless either Bank or Employee notifies the other of its or her intent not to renew this Agreement at least sixty (60) days prior to the expiration of the then current term of the Agreement.

/s/ Rick L. Ginther	/s/ Paula Meiler
The Commercial & Savings Bank	Employee, Paula Meiler
By: Rick L. Ginther, President/CEO